Exhibit 99.2
Employment and Separation Agreement
and
General Release
     This Employment and Separation Agreement and General Release (“Agreement”) is made and entered into this 17th day of August, 2006 (the “Effective Date”) by and between Universal Electronics Inc. (“UEI”) and Robert P. Lilleness (“Lilleness”).
Witnesseth:
     Whereas, Lilleness has been employed by UEI since April 25, 2001;
     Whereas, effective immediately after the end of the normal business day in California on the Effective Date, Lilleness’s employment with UEI shall change as set forth in this Agreement; and
     Whereas, effective on the “Separation Date” (as defined in Paragraph 1(a)(ii) of this Agreement) (or such earlier resignation date should Lilleness resign before the Separation Date), Lilleness shall resign all officer and employee positions of UEI and any of its subsidiaries and affiliates and on such date UEI will accept such resignation.
     Now, Therefore, in consideration of the mutual covenants and promises of the parties to this Agreement, including UEI’s agreement to pay Lilleness pursuant to subparagraph 3(b) and Paragraph 21 of this Agreement, the receipt and sufficiency of which are hereby acknowledged, Lilleness and UEI agree as follows:
     1. Employment.
     (a) Title, Position and Separation Date.
     (i) On the Effective Date of this Agreement, Lilleness will continue to be employed in the sole position of Strategic Advisor to the Chairman of UEI and Lilleness shall no longer be employed in the executive officer and employee positions of President and Chief Operating Officer of UEI.
     (ii) Effective immediately after the end of the normal business day in California on November 30, 2006 (the “Separation Date”) and without further action by the parties, Lilleness shall resign as Strategic Advisor to the Chairman of UEI and any and all other positions of UEI, if any and at such time, UEI shall accept such resignation.

     (b) Authority and Duties. From the Effective Date of this Agreement and until the Separation Date, Lilleness shall perform those duties and carry out those responsibilities as shall be assigned to him from time to time by the Chairman, which duties and responsibilities shall include, without limitation, providing advice and counsel in connection with the sale or merger of UEI to or with third parties through and until the Separation Date.
     (c) Exclusive Services and Efforts of Executive. Except as set forth in subparagraph 1(d) below, from the Effective Date of this Agreement and until the Separation Date (or such earlier resignation date should Lilleness resign before the Separation Date), Lilleness shall serve UEI as an employee, and shall faithfully, diligently, competently and, to the best of his ability, devote his full business time, energy and attention (unless otherwise agreed to by the parties) to the business of UEI and to the promotion of its interest, although it is understood and agreed to by the parties that Lilleness shall no longer maintain a presence in the offices of UEI. Lilleness recognizes that UEI’s organization, business and relationship with clients, prospective clients and others having business dealings with UEI are and will be the sole property of UEI and Lilleness shall have no separate interests or rights with respect thereto, except as an employee of UEI. Lilleness may own less than a five percent (5%) interest in a supplier, client, or competitor of UEI if the supplier, client, or competitor is a publicly traded company.
     (d) Other Activities and Interests. UEI shall be entitled to all of the benefits, emoluments, profits, discoveries or other issues arising from, incident to and related to any and all work, services and advice of Lilleness to UEI in carrying out his duties and responsibilities hereunder. Lilleness shall not, without the written consent of UEI (which consent will not be unreasonably withheld or delayed), directly or indirectly, render services to or for any person, firm, corporation or other entity or organization, whether or not in exchange for compensation, regardless of the form in which such compensation, if any, is paid and whether or not it is paid directly or indirectly to him if the rendering of such service would interfere with the performance of his duties and responsibilities to UEI hereunder. Notwithstanding the foregoing sentence, Lilleness may spend time and attention to personal investment and community activity matters and such other personal matters consistent with UEI’s policies and procedures set forth within UEI’s policy manual in effect from time to time which are equally applicable to all of UEI’s employees, so long as the spending of such time and attention does not substantially interfere with the performance of his duties and responsibilities to UEI hereunder; provided however, that UEI understands and agrees that during his employment until the Separation Date, Lilleness shall be permitted to devote a reasonable amount of time during the work day to seek new employment.
     (e) Compensation. During the period of Lilleness’ employment with UEI from the Effective Date until the Separation Date (or such earlier resignation date should Lilleness resign before the Separation Date), UEI shall pay to Lilleness the following:

     (i) A base salary equal to Lilleness’ base salary in place and paid to him by UEI immediately prior to the Effective Date;
     (ii) All benefits that were in place and provided to him by UEI and on the same terms and conditions in effect immediately prior to the Effective Date, including without limitation, vacation, life, health and disability insurances, and participation in UEI’s 401k plan, but not including any bonus programs or plans or new stock option grants.
     (iii) Continued vesting in all previously granted stock options in accordance with the terms of such grants, stock option plans and agreements provided to Lilleness prior to the Effective Date.
     (f) Earlier Resignation by Lilleness. Notwithstanding anything contained in this Agreement to the contrary, Lilleness may resign prior to the Separation Date, in which event, the compensation as set forth in Paragraph 1(e) shall cease on such resignation date, and Lilleness shall forfeit his right to the (i) “Stay Bonus” (as defined in Paragraph 3(b)) and (ii) payment, if any, determined under Paragraph 21.
     2. Termination as an Employee on the Separation Date. As provided in Paragraph 1(a)(ii), effective immediately on the Separation Date and without further action by the parties, Lilleness shall voluntarily resign as Strategic Advisor to the Chairman of UEI and any and all other positions of UEI, if any and at such time, UEI shall accept such resignation.
     3. Payments on Separation.
     (a) Earned but Unpaid Compensation. On the Separation Date (or such earlier resignation date should Lilleness resign before the Separation Date), UEI will pay via check to Lilleness his earned but unpaid base salary and unused vacation through the Separation Date (or such earlier resignation date should Lilleness resign before the Separation Date), less appropriate taxes and other customary withholdings. Lilleness acknowledges and agrees that such amount represents all compensation, salary, vacation pay, profit sharing, bonuses, and commissions to which he is entitled.
     (b) Stay Bonus. So long as Lilleness (i) does not resign before the Separation Date and (ii) executes and delivers to UEI a general release in the form attached hereto as Exhibit A, then as a bonus, on first day immediately following the Separation Date, UEI will pay via check to Lilleness, $250,000, less appropriate withholdings and other customary withholdings (the “Stay Bonus”). Lilleness acknowledges and agrees that he shall be entitled to this Stay Bonus by virtue of this Agreement and the performance by him of his obligations hereunder and Lilleness further acknowledges and agrees that he has no independent right to it. Lilleness further understands and agrees that in the event the Change in Control and Salary Continuation Agreement between himself and UEI dated March 3,

2006 (the “Change in Control and Salary Continuation Agreement”) becomes effective, then Lilleness shall no longer be entitled to the Stay Bonus and this subparagraph 3(b) shall immediately become void and shall have no further force and effect.
     4. Stock Options. UEI and Lilleness hereby agree that all options granted to him are as set forth below and Lilleness represents, warrants and agrees that this Paragraph 4 accurately sets forth all options granted to him and that there are no other options which have been granted to him, that he has not exercised any of the options granted him other than those stated in the subparagraphs below, and that no other options have been promised to him and he acknowledges that he is not entitled to any other options:
     (a) On April 25, 2001,UEI, pursuant to one of its Stock Option Plans, granted to Lilleness the option to purchase up to 125,000 shares of common stock of UEI at an exercise price of $18.625 per share. As of the Separation Date, Lilleness shall be vested in 100% of the option (125,000 shares), of which none have been exercised by Lilleness. Lilleness may exercise the vested portion of such option, but only to the extent not exercised, until the end of UEI’s business day on May 29, 2007 and otherwise in accordance with the terms and conditions set forth within the stock option agreement issued to him in connection with such grant, after which date such option shall terminate and be of no further force and effect.
     (b) On February 5, 2002, UEI, pursuant to one of its Stock Option Plans, granted to Lilleness the option to purchase up to 60,000 shares of common stock of UEI at an exercise price of $15.98 per share. As of the Separation Date, Lilleness shall be vested in 100% of the option (60,000 shares), of which 28,898 have been exercised by Lilleness. Lilleness may exercise the vested portion of such option, but only to the extent not exercised, until the end of UEI’s business day on February 28, 2007 and otherwise in accordance with the terms and conditions set forth within the stock option agreement issued to him in connection with such grant, after which date such option shall terminate and be of no further force and effect.
     (c) On November 12, 2002, UEI, pursuant to one of its Stock Option Plans, granted to Lilleness the option to purchase up to 150,000 shares of common stock of UEI at an exercise price of $8.45 per share. As of the Separation Date, Lilleness shall be vested in 100% of the option (150,000 shares), of which 63,983 have been exercised by Lilleness. Lilleness may exercise the vested portion of such option, but only to the extent not exercised, until the end of UEI’s business day on February 28, 2007 and otherwise in accordance with the terms and conditions set forth within the stock option agreement issued to him in connection with such grant, after which date such option shall terminate and be of no further force and effect.
     (d) On March 24, 2004, UEI, pursuant to one of its Stock Option Plans, granted to Lilleness the option to purchase up to 50,000 shares of common stock of UEI at an exercise price of $12.58 per share. As of the Separation Date, Lilleness shall be vested in 50% of the option (25,000 shares), of which none have been exercised by Lilleness. Lilleness may exercise the vested portion of such option, but only to the extent not exercised, until the end of UEI’s business day on February 28, 2007 and otherwise in accordance with the terms and conditions set forth within the stock option agreement issued to him in connection with such grant, after which date such option shall terminate and be of no further force and effect.
     (e) On January 21, 2005, UEI, pursuant to one of its Stock Option Plans, granted to Lilleness the option to purchase up to 50,000 shares of common stock of UEI at an exercise price of $17.585 per share. As of the Separation Date, Lilleness shall be vested in 25% of the option (12,500 shares), of which none have been exercised by Lilleness. Lilleness may exercise the vested portion of such option, but only to the extent not exercised, until the end of UEI’s business day on February 28, 2007 and otherwise in accordance with the terms and conditions set forth within the stock option agreement issued to him in connection with such grant, after which date such option shall terminate and be of no further force and effect.
     Notwithstanding anything contained in this Paragraph 4 to the contrary, the vesting of the options and the time periods set forth in subparagraphs (a) — (e) above during which Lilleness may exercise the vested but unexercised portion of the stock options, assumes Lilleness’ resignation occurs on the Separation Date. In the event that Lilleness resigns prior to the Separation Date (as provided in subparagraph 1(f)), then the percentage of vested options and the remaining period during which Lilleness may exercise the vested but unexercised portion of the stock options shall be appropriately adjusted. Lilleness also understands, acknowledges, and agrees that immediately upon his resignation, either on the Separation Date or earlier as provided in subparagraph 1(f), the unvested options will not vest and will be forfeited and Lilleness shall no longer have any rights to those unvested and forfeited options.
     5. Insurance Continuation. UEI will provide Lilleness, in accordance with law, all notices for continuation of health and disability insurance as required by COBRA. Lilleness understands and agrees that it is his responsibility to elect to continue such insurance under COBRA and that he must notify UEI timely of such election. Lilleness further understands and agrees that he shall be solely and fully responsible for all premiums, deductibles and co-payments as required under the specific insurance plans continued by virtue of Lilleness’s election. Further, Lilleness acknowledges and agrees that all life insurance previously provided Lilleness by UEI shall terminate as of the last day of the month in which the Separation Date falls (or such earlier resignation date should Lilleness resign before the Separation Date), unless Lilleness elects to port such insurance to himself in accordance with the terms of such insurance, in which event Lilleness understands and agrees that he shall be solely and fully responsible for all premiums and other duties and obligations as required under the terms of such insurance.
     6. Expenses. Lilleness acknowledges and agrees that within ten (10) days following the Separation Date (or such earlier resignation date should Lilleness resign before the Separation Date), he will submit all expense reports with appropriate documentation, in accordance with UEI policies and procedures, and that when paid, he will have received full payment therefore and that there are no, nor will there be any, other expense items due him.

     7. No Authority. Lilleness acknowledges that effective immediately on the Separation Date (or such earlier resignation date should Lilleness resign before the Separation Date), he has no authority to bind UEI to any contracts or commitments and agrees not to create any obligation of UEI or bind or attempt to bind UEI in any manner whatsoever, except as may be requested in writing by an authorized officer of UEI. Furthermore, Lilleness acknowledges and agrees that effective immediately on the Separation Date (or such earlier resignation date should Lilleness resign before the Separation Date), he agrees not to involve himself in any activities of UEI, except as may be requested in writing by an authorized officer of UEI.
     8. Duty to Cooperate. Lilleness agrees that after the Separation Date (or such earlier resignation date should Lilleness resign before the Separation Date), he shall cooperate fully, subject to (a) payment to Lilleness as provided elsewhere in this Paragraph 8 and (b) reimbursement by UEI of reasonable out-of-pocket costs and expenses, with UEI and its counsel with respect to any matter (including any accounting, litigation, investigation or governmental proceeding) which relates to matters with which Lilleness was involved during the term of his employment with UEI. Such cooperation shall include appearing from time to time at the offices of UEI or UEI’s counsel for conferences and interviews and in general providing UEI and its counsel with the full benefit of Lilleness’s knowledge with respect to any such matter. Lilleness agrees to render such cooperation in a timely fashion and at such times as may be mutually agreeable to the parties concerned. During the entire period in which Lilleness provides cooperation as set forth above, all information concerning UEI or its businesses learned or received by Lilleness shall be treated as confidential in the same manner as such information would have been treated during any period of employment and in accordance with the terms and conditions of confidentiality in Paragraph 10 below, which terms and conditions are hereby incorporated for purposes of this Paragraph 8. UEI agrees that in the event that UEI requires Lilleness to spend more that three (3) hours (including travel time) each time UEI requests Lilleness’ cooperation under this Paragraph 8, then UEI shall pay to Lilleness a fee equal to $150 per hour for anytime in excess of the first three (3) hours of such cooperation. Such fee, if any, shall be billed to UEI by Lilleness in 1/4 hour increments and shall be paid (together with reimbursables, if any as set forth in this Paragraph 8 above) to Lilleness within thirty (30) days of UEI’s receipt of an itemized statement from Lilleness.
     9. Return of UEI’s Property. Immediately after the Separation Date (or such earlier resignation date should Lilleness resign before the Separation Date), all notes, reports, sketches, plans, books, credit cards, calling cards, keys, computers, and related paraphernalia, computer passwords, unpublished memoranda or other documents or property which were created, developed, generated or held or controlled by Lilleness and which concern or are related to UEI’s business, whether containing or relating to Confidential Information as defined below or not, are the property of UEI and shall be returned to UEI immediately; provided however, that Lilleness shall be allowed to retain (a) the UEI laptop in his possession but only so long as Lilleness allows UEI’s IT department to ensure that all materials, data, links, software or other items concerning or relating to UEI have been removed from the laptop and (b) such other consumer electronics products in Lilleness’ possession that were purchased by UEI and have an aggregate value of less than $7,500. Lilleness acknowledges that he has received all of his personal property that was located at UEI’s offices. In the event that UEI or Lilleness shall discover any other property of the other in its or his possession, UEI or Lilleness, as the case may be, shall immediately return such property to the other.
     10. Confidential Information. Lilleness recognizes he has a duty and obligation to UEI to continue to protect the confidential and proprietary information and any trade secrets belonging to UEI (“Confidential Information”) which includes but is not limited to information pertaining to pricing, customer lists, product development, marketing, accounts receivable, customer credit information, research or development, distribution, technology, product design, packaging, or manufacturing or assembly processes and know-how, and marketing and therefore agrees that:
     (a) Any and all UEI Confidential Information produced or received by Lilleness during his employment and hereafter is the property of UEI.
     (b) Lilleness shall not use, disclose, divulge or convey to any third person, anywhere in the world, any Confidential Information belonging to UEI or its affiliates until such time as such information or secrets become publicly known by legitimate means, such as public disclosure by UEI or otherwise through no wrongful act by Lilleness.
     11. Inducement of Other Employees. For a two (2) year period ending on the second anniversary date of the Separation Date (or such earlier resignation date should Lilleness resign before the Separation Date), Lilleness will not, directly or indirectly, solicit, induce or encourage any other person or entity to leave employment, agency or office with UEI nor will he, directly or indirectly, hire any such person or entity.
     12. Remedies.
     (a) Lilleness acknowledges that failure to comply with the terms of this Agreement may cause irreparable damage to UEI and therefore, in addition to any other remedies at law or in equity available to UEI for Lilleness’s breach or threatened breach of this Agreement, UEI is entitled to apply for specific performance or injunctive relief against Lilleness to prevent such damage or breach without the necessity of posting bond or other security, as well as an award of attorneys fees and costs incurred as a result of any action which is necessary to enforce this Agreement.
     (b) Lilleness acknowledges that if he breaches any portion of this Agreement, in addition to any remedy afforded UEI at law or in equity or by this Agreement, UEI may seek damages for any alleged violation of this Agreement.
     (c) UEI acknowledges that if UEI breaches any portion of this Agreement, in addition to any remedy afforded Lilleness at law or in equity or by the Agreement, Lilleness may seek damages for any alleged violation of this Agreement.
     13. Knowing and Voluntary. Lilleness also acknowledges and recites that:

     (a) He enters into this Agreement knowingly and voluntarily;
     (b) He has read and understands this Agreement in its entirety;
     (c) He has been advised and directed orally and in writing (and this subparagraph 13(c) constitutes such written direction) to seek legal counsel and any other advice he wishes with respect to the terms of this Agreement before executing it, and he has had an opportunity to negotiate about its terms;
     (d) His execution of this Agreement has not been forced by any employee or agent of UEI; and
     (e) That the Stay Bonus in subparagraph 3(b) and right to the payment as set forth in Paragraph 21 constitutes additional consideration to which he is entitled by virtue of this Agreement only.
     14. Release, Discharge, Waiver and Covenant Not to Sue. In exchange for the consideration provided to Lilleness as set forth above, Lilleness agrees to waive and release all claims, known and unknown, which he has or might otherwise have had against UEI, and its subsidiaries, and related entities, past and present, and the officers, directors, shareholders, executives, managers, supervisors, agents, attorneys, insurers, indemnitees, employees and successors of UEI and such other entities (hereinafter collectively referred to as “the Released Parties”), arising prior to the date he signs this Agreement, including but not limited to all claims regarding any aspect of his employment, compensation, the cessation of his employment with the Company, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, Title VII of the Civil Rights Act of 1964, 42 U.S.C. section 1981, the Fair Labor Standards Act, the WARN Act, the California Fair Employment and Housing Act, California Government Code section 12900, et seq., the Unruh Civil Rights Act, California Civil Code section 51, all provisions of the California Labor Code; the Employee Retirement Income Security Act, 29 U.S.C. section 1001, et seq., all as amended, any other federal, state or local law, regulation or ordinance or public policy, contract, tort, fraud or property law theory, or any other cause of action whatsoever that arose on or before the date Lilleness signs this Agreement.
     It is further understood and agreed that as a condition of this Agreement, all rights under Section 1542 of the Civil Code of the State of California are expressly waived by Lilleness. Such Section reads as follows:
“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”

     Thus, for the purpose of implementing a full and complete release and discharge of the Released Parties, Lilleness expressly acknowledges that this Agreement is intended to include and does include in its effect, without limitation, all claims which Lilleness does not know or suspect to exist in his favor against the Released Parties at the time of execution hereof, and that this Agreement expressly contemplates the extinguishment of all such claims.
     It is further understood and agreed by the parties that any protections Lilleness has under UEI’s D&O insurance and, to the extent applicable, Section 145 of the General Corporation Law of the State of Delaware shall remain in full force and effect in accordance with the terms, conditions and limitations of such D&O insurance and Section 145 of the General Corporation Law of the State of Delaware as in effect from time to time and nothing in this Paragraph 14 shall in any way eliminate those protections.
     15. Exclusive Payments/Breach. The payments outlined in this Agreement to be made to Lilleness will be considered as fulfilling all compensation obligations to Lilleness or UEI, including but not limited to salary, vacation, benefits, bonuses, profit sharing, commissions, and any other payments or benefits from UEI and Lilleness agrees that all such payments, including all past compensation, are full and adequate consideration for his agreements and releases hereunder.
     16. Non-Disclosure. Lilleness certifies that he has not and agrees that he will not discuss, disclose or release in any fashion any information relating to this Agreement to any person other than his attorney, accountant, financial advisor, and spouse, each of whom he has advised of this confidentiality provision and directed to maintain the same.
     17. Severability. In the event that any term or provision of this Agreement shall be held to be indefinite, invalid or otherwise unenforceable, the indefinite, invalid or unenforceable provision shall be deemed deleted, and the remaining part of the Agreement shall continue in full force and effect. If any tribunal or Court of competent jurisdiction deems any term or provision hereof unenforceable, such term or provision shall be modified only to the extent necessary to render it enforceable and this Agreement shall be valid and enforceable and the parties hereto agree to be bound by and perform same as thus modified. In making such determination, any such tribunal or Court shall also consider a reduction to or reimbursement to UEI for any consideration to which Lilleness has received or is to receive, including without limitation, any and all amounts and other items set forth in subparagraph 3(b) and Paragraph 21 of this Agreement.
     18. Entire Agreement. The terms of this Agreement constitute the entire Agreement between Lilleness and UEI, and as of the date of this Agreement supersede any prior agreement whether in writing or orally, between Lilleness and UEI, except that the Change in Control and Salary Continuation Agreement shall remain in full force and effect through and until the Separation Date (or such earlier resignation date should Lilleness resign before the Separation Date) at which time the Change in Control and Salary Continuation Agreement shall be void and of no effect whatsoever.

     19. Governing Law. This Agreement is to be executed in the State of California and shall be construed and enforced under the laws of the State of California without regard to its conflict of laws provisions.
     20. Successors and Assigns. This Agreement shall inure to the benefit of and may be enforced by the parties to this Agreement and shall be binding upon Lilleness, his executors, administrators, legatees, or any other successor in interest and upon UEI, its successors and any assignee or transferee of or successor to all or substantially all of the business or assets of UEI, and may not be amended, in whole or in part, except in writing signed by a duly authorized officer of UEI and Lilleness.
     21. Payment to Lilleness upon the sale of UEI. In the event that UEI is acquired by _________(“___”), _________(“___”), _________(“___”), or any entity controlling or controlled by ___, ___, or ___, and the closing of such acquisition occurs after the Separation Date or on or before January 31, 2007 (the “Closing Date”), then on the Closing Date, UEI shall immediately pay Lilleness by check an amount equal to fifty percent (50%) of the cash amounts identified in Paragraph 8 of the Change in Control and Salary Continuation Agreement.
     In Witness Whereof, the parties have executed this Agreement on the date indicated above.

Witness:	Universal Electronics Inc.

By:

Chief Executive Officer
Witness:

Robert P. Lilleness
Dated:

Exhibit A
General Release
     In exchange for the consideration provided to Robert P. Lilleness (the “Lilleness”) as set forth in subparagraph 3(b) of that certain Employment and Separation Agreement and General Release made and entered into on the17th day of August, 2006 by and between Universal Electronics Inc. (“UEI”) and Lilleness      , Lilleness agrees to waive and release all claims, known and unknown, which he has or might otherwise have had against UEI, and its subsidiaries, and related entities, past and present, and the officers, directors, shareholders, executives, managers, supervisors, agents, attorneys, insurers, indemnitees, employees and successors of UEI and such other entities (hereinafter collectively referred to as “the Released Parties”), arising prior to the date he signs this General Release, including but not limited to all claims regarding any aspect of his employment, compensation, the cessation of his employment with UEI, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, Title VII of the Civil Rights Act of 1964, 42 U.S.C. section 1981, the Fair Labor Standards Act, the WARN Act, the California Fair Employment and Housing Act, California Government Code section 12900, et seq., the Unruh Civil Rights Act, California Civil Code section 51, all provisions of the California Labor Code; the Employee Retirement Income Security Act, 29 U.S.C. section 1001, et seq., all as amended, any other federal, state or local law, regulation or ordinance or public policy, contract, tort, fraud or property law theory, or any other cause of action whatsoever that arose on or before the date Lilleness signs this General Release.
     It is further understood and agreed that as a condition of this General Release, all rights under Section 1542 of the Civil Code of the State of California are expressly waived by Lilleness. Such Section reads as follows:
“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”
     Thus, for the purpose of implementing a full and complete release and discharge of the Released Parties, Lilleness expressly acknowledges that this General Release is intended to include and does include in its effect, without limitation, all claims which Lilleness does not know or suspect to exist in his favor against the Released Parties at the time of execution hereof, and that this General Release expressly contemplates the extinguishment of all such claims.
Witness:

Robert P. Lilleness
Dated: